UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 31, 2011 (August 25, 2011)
Fentura Financial, Inc.

(Exact name of registrant as specified in its charter)
Michigan

(State or other jurisdiction of incorporation)

0-23550	38-2806518

(Commission File Number)	(IRS Employer Identification No.)

175 North Leroy Street P.O. Box 725
Fenton, Michigan	48430-0725

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (810) 629-2263
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 25, 2011, Fentura Financial, Inc. (the Company) announced the appointment of Dr. Randy D. Hicks to the Board of Directors of the Company as well as the wholly owned subsidiary, The State Bank. Dr. Hicks is a graduate of Kalamazoo College and the Michigan State University College of Human Medicine. He is the founder and President of Regional Medical Imaging, P.C., which provides radiology services to mid-Michigan area hospitals, clinics, physicians, and individuals. He has been a keynote speaker at various health care conferences and has published several medical research papers. Having also achieved a Masters degree in Business Administration, Dr. Hicks has also been involved in various commercial real estate ventures throughout his career.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FENTURA FINANCIAL, INC.
(Registrant)

By:	/s/ Donald L. Grill Donald L. Grill, President and Chief Executive Officer
Dated: August 31, 2011